Exhibit 99.1

Duluth Holdings Inc. Announces  Third Quarter Fiscal 2020 Financial Results

MOUNT HOREB, Wis., December 3, 2020 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), an omnichannel lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal third quarter ended November 1, 2020.

Highlights for the Third Quarter Ended November 1, 2020

•	Net sales increased 13.2% to $135.5 million compared to $119.8 million in the prior-year third quarter
•	Direct-to-consumer net sales increased 40.3% and retail store net sales decreased 15.5% compared to prior-year third quarter
•	Gross margin decreased to 52.4% compared to 54.6% in the prior-year third quarter
•	Operating income increased to $2.8 million compared to operating income of $1.3 million in the prior-year third quarter
•	Net income increased to $0.9 million, or $0.03 per diluted share, compared to net income of $0.2 million, or $0.01 per diluted share, in the prior-year third quarter
•	Adjusted EBITDA[1] increased 57.4% to $11.4 million compared to $7.3 million in the prior-year third quarter
•	The Company opened three retail stores in Springfield OR, Orland Park IL and Florence KY, adding approximately 32,800 gross square feet

1See Reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“We’re pleased to report third quarter net sales growth of 13% to $136 million, largely driven by a 40% growth in direct sales year-over-year.  Effective and timely brand messaging, coupled with strong product lines, drove top line sales momentum during the third quarter,” said Steve Schlecht, Executive Chairman and CEO of Duluth Trading. “Customer traffic from our digital channel continued at the same strong pace as the second quarter with 15 million site visits, up 30% to last year.  All 65 of our retail stores were open during the quarter. Retail store sales declined just 16% year-over-year, which was the best store performance we’ve seen since the pandemic began.”

Schlecht continued, “While the remainder of the holiday shopping season is difficult to predict, we’ve done everything within our control to be prepared for our peak fourth quarter.  We are fully staffed across all our operations; inventory levels are in good shape, and we’re fortunate to have customer-centric technologies in place like buy-on-line, pick-up in store. We remain confident in our brand, the strength of our omni-channel model and our team’s ability to provide an exceptional customer experience this holiday season and beyond.”

Operating Results for the Third Quarter Ended November 1, 2020

Net sales increased 13.2%, to $135.5 million, compared to $119.8 million in the same period a year ago. The increase was attributed to a 40.3%  increase in direct-to-consumer net sales, partially offset by a 15.5%  decrease in retail store net sales. The increase in the direct-to-consumer net sales was driven by a shift of existing customers to online, as well as new buyer growth.  Total new buyer growth increased 22.9% compared to the same period a year ago. The decrease in retail store net sales was due to continued COVID-19 safety concerns keeping store traffic at subdued levels.

Net sales in non-store markets increased 37.5%, to $40.6 million, compared to $29.5 million in the same period a year ago. The increase was driven by new buyer growth and effective digital advertising to promote Pink Buck Naked, Big Dam Birthday and global sales events. Net sales in store markets increased 5.6%, to $93.8 million,  compared to $88.8 million in the same period a year ago. The increase was driven by growth in online sales from both existing customers and new buyers, with direct-to-consumer sales in store markets increasing 45.9%, partially offset by a decline in in-store sales.  We believe the difference in the increase in website and catalog sales between store and non-store markets continues to demonstrate the importance of our retail stores in building brand awareness and expanding our loyal customer base.

Men’s business net sales increased 12.4% driven by growth in core products, Alaskan Hardgear and apparel newness. Women’s business net sales increased 15.1% driven by comfortable basics, workwear essentials and plus line apparel.

Gross profit increased 8.7%, to $71.0 million, or 52.4% of net sales, compared to $65.4 million, or 54.6% of net sales, in the corresponding prior-year period. The decrease in gross margin rate was primarily driven by promotional, clearance and sitewide sales events to continue moving inventory during the period of slower store traffic and drive top-line growth. The decrease was partially offset by reduced store delivery costs from lower store sales volumes.

Selling, general and administrative expenses increased 6.5% to $68.2 million, compared to $64.0 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses decreased to 50.3%, compared to 53.5% in the corresponding prior-year period. The positive leverage was primarily due to shifting to a more efficient digital marketing approach as customer purchasing patterns migrated to online.

The increase in selling, general and administrative expense was due to increased shipping costs to support website sales, higher retail overhead costs driven by new store growth and increased depreciation expense associated with investments in technology, partially offset by reduced catalog spend and national TV advertising.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of $12.8 million, an inventory balance of $213.4 million, net working capital of $136.6 million, $48.9 million outstanding on its $70.5 million term loan, and  $43.0 million outstanding on its $80.0 million revolving line of credit.

Fiscal 2020 Outlook

Given the unpredictability of the effects of the COVID-19 pandemic on, among other things, consumer behavior, store traffic, store operations, production capabilities, timing of deliveries, our people, economic activity and the market generally in the coming weeks and months, the Company is unable to provide specific earnings guidance at this time.

In response to expected impacts to sales plans, the Company has reduced its planned capital spend levels from the beginning of the fiscal year by 40% to approximately $17.0 million primarily by decreasing fiscal 2020 new store openings to four and deferring certain technology and infrastructure projects, as well as continuing to focus on managing expense, extending payment terms and adjusting inventory receipt plans.

The following table recaps the Company’s fiscal 2020 stores opened, which reflects the Company’s plan to reduce fiscal 2020 store openings, as well as the one signed new store lease for 2021 and the anticipated opening timeframe.

		Gross
Location	Timing	Square Footage
Short Pump, VA	Opened March 5, 2020	16,828
Springfield, OR	Opened August 14, 2020	20,388
Orland Park, IL	Opened August 20, 2020	10,000
Florence, KY	Opened October 1, 2020	11,441
Cherry Hill, NJ	Fiscal 2021	11,441

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  December 3, 2020 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through December 17, 2020: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10150142
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit http://dpregister.com/10150142 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a growing lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA). See attached Table “Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended November 1, 2020, versus the three and nine months ended November 3, 2019.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, and statements under the heading “Fiscal 2020 Outlook.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 20, 2020 and Part II, Item 1A “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 5, 2020 and September 4, 2020, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC.  These risks and uncertainties include, but are not limited to, the following: adverse changes in the economy or business conditions, including the adverse effects of the COVID-19 pandemic; prolonged effects of the COVID-19 pandemic on store traffic and disruptions to our distribution network, supply chains and operations; our ability to maintain and enhance a strong brand image; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Margaret Boyce (310) 622-8247

Financial Profiles, Inc.

Duluth@finprofiles.com

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(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	November 1, 2020	February 2, 2020

ASSETS
Current Assets:
Cash and cash equivalents	$12,800	$2,189
Receivables	1,534	1,470
Income taxes receivable	3,549	—
Inventory, net	213,403	147,849
Prepaid expenses & other current assets	10,515	9,503
Prepaid catalog costs	1,087	1,181
Total current assets	242,888	162,192
Property and equipment, net	129,938	137,071
Operating lease right-of-use assets	120,420	120,431
Finance lease right-of-use assets, net	54,208	46,677
Restricted cash	—	51
Available-for-sale security	6,022	6,432
Other assets, net	1,271	1,196
Total assets	$554,747	$474,050
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$57,051	$33,053
Accrued expenses and other current liabilities	32,392	29,464
Income taxes payable	—	3,427
Current portion of operating lease liabilities	11,132	10,674
Current portion of finance lease liabilities	2,594	1,600
Current portion of Duluth long-term debt	2,500	1,000
Current maturities of TRI long-term debt[1]	606	557
Total current liabilities	106,275	79,775
Operating lease liabilities, less current maturities	107,082	106,120
Finance lease liabilities, less current maturities	43,968	37,434
Duluth long-term debt, less current maturities	89,400	38,332
TRI long-term debt, less current maturities[1]	27,376	27,778
Deferred tax liabilities	11,886	8,505
Total liabilities	385,987	297,944
Commitments and contingencies
Shareholders' equity:
Treasury stock	(622)	(407)
Capital stock	92,385	90,902
Retained earnings	79,335	87,589
Accumulated other comprehensive (loss) income, net	(44)	188
Total shareholders' equity of Duluth Holdings Inc.	171,054	178,272
Noncontrolling interest	(2,294)	(2,166)
Total shareholders' equity	168,760	176,106
Total liabilities and shareholders' equity	$554,747	$474,050

1 Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation.  Duluth Trading Company is not the guarantor nor the obligor of this debt.

DULUTH HOLDINGS INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Nine Months Ended
	November 1, 2020	November 3, 2019	November 1, 2020	November 3, 2019
Net sales	$135,531	$119,768	$382,823	$355,975
Cost of goods sold (excluding depreciation and amortization)	64,494	54,403	186,982	164,888
Gross profit	71,037	65,365	195,841	191,087
Selling, general and administrative expenses	68,189	64,037	202,175	196,128
Operating income (loss)	2,848	1,328	(6,334)	(5,041)
Interest expense	1,643	1,500	4,771	3,131
Other income (loss), net	87	58	(104)	254
Income (loss) before income taxes	1,292	(114)	(11,209)	(7,918)
Income tax expense (benefit)	393	(203)	(2,827)	(2,209)
Net income (loss)	899	89	(8,382)	(5,709)
Less: Net loss attributable to noncontrolling interest	(41)	(93)	(128)	(256)
Net income (loss) attributable to controlling interest	$940	$182	$(8,254)	$(5,453)
Basic earnings (loss) per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,476	32,322	32,431	32,299
Net income (loss) per share attributable to controlling interest	$0.03	$0.01	$(0.25)	$(0.17)
Diluted earnings (loss) per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,606	32,322	32,431	32,299
Net income (loss) per share attributable to controlling interest	$0.03	$0.01	$(0.25)	$(0.17)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	November 1, 2020	November 3, 2019
Cash flows from operating activities:
Net loss	$(8,382)	$(5,709)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,209	15,934
Stock based compensation	1,263	282
Deferred income taxes	3,463	(914)
Loss on disposal of property and equipment	304	—
Changes in operating assets and liabilities:
Receivables	(64)	(103)
Income taxes receivable	(3,549)	(2,157)
Inventory	(65,554)	(85,430)
Prepaid expense & other current assets	1,154	2,568
Deferred catalog costs	94	1,611
Trade accounts payable	21,424	29,862
Income taxes payable	(3,427)	(218)
Accrued expenses and deferred rent obligations	2,667	(3,350)
Noncash lease impacts	784	—
Net cash used in operating activities	(28,614)	(47,624)
Cash flows from investing activities:
Purchases of property and equipment	(11,059)	(20,899)
Capital contributions towards build-to-suit stores	(520)	(3,712)
Principal receipts from available-for-sale security	96	85
Change in other assets	—	(15)
Net cash used in investing activities	(11,483)	(24,541)
Cash flows from financing activities:
Proceeds from line of credit	84,588	225,079
Payments on line of credit	(60,894)	(171,152)
Proceeds from delayed draw term loan	32,500	20,000
Payments on delayed draw term loan	(3,625)	—
Payments on TRI long term debt	(354)	(362)
Payments on finance lease obligations	(1,325)	(528)
Shares withheld for tax payments on vested restricted shares	(215)	(314)
Other	(18)	320
Net cash provided by financing activities	50,657	73,043
Increase in cash, cash equivalents and restricted cash	10,560	878
Cash, cash equivalents and restricted cash at beginning of period	2,240	3,085
Cash, cash equivalents and restricted cash at end of period	$12,800	$3,963
Supplemental disclosure of cash flow information:
Interest paid	$4,730	$3,301
Income taxes paid	$40	$555
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$657	$378

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	November 1, 2020	November 3, 2019	November 1, 2020	November 3, 2019
Net income (loss)	$899	$89	$(8,382)	$(5,709)
Depreciation and amortization	7,917	6,529	21,209	15,934
Interest expense	1,643	1,500	4,771	3,131
Amortization of build-to-suit operating leases capital contribution	199	94	596	573
Income tax expense (benefit)	393	(203)	(2,827)	(2,209)
EBITDA	$11,051	$8,009	$15,367	$11,720
Stock based compensation	382	(747)	1,263	282
Adjusted EBITDA	$11,433	$7,262	$16,630	$12,002